Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Carolyn Brown	Thomas Donohue
Vice President	Vice President
Corporate Communications	Treasurer and Investor Relations
Barnes & Noble Education, Inc.	Barnes & Noble Education, Inc.
(908) 991-2967	(908) 991-2966
cbrown@bned.com	tdonohue@bned.com

Barnes & Noble Education Reports First Quarter 2017 Financial Results
Sales Increased 0.1% for the First Quarter
35 New Stores Estimated to Generate First Year Sales of
Approximately $117 Million
September 8, 2016, Basking Ridge, NJ-Barnes & Noble Education, Inc. (NYSE: BNED), one of the largest contract operators of bookstores on college and university campuses across the United States and a leading provider of digital education services, today reported sales and earnings for the first quarter for fiscal 2017.

Financial highlights for the first quarter 2017:

•	Sales of $239.2 million increased 0.1%, as compared to prior year period.

•	Comparable store sales decreased 2.8% for the quarter.

•	Net loss of $(27.9) million included restructuring costs of $1.8 million, compared with a net loss of $(26.9) million in the prior year period.

•	Non-GAAP Adjusted EBITDA of $(36.5) million, a decrease of $1.4 million, as compared to prior year period.

•	Non-GAAP Adjusted Earnings of $(25.9) million, as compared to Adjusted Earnings of $(26.9) million in the prior year period.

Operational highlights for the first quarter 2017:

•
Opened 33 new stores with estimated annual sales of $110 million, bringing total stores operated to 770 locations as of July 30, 2016. The Company will be opening another two stores in fiscal 2017 based upon new contracts signed to date.

•	Completed the acquisition of Promoversity, a custom merchandise supplier and e-commerce storefront solution serving the collegiate bookstore business and its customers.

•
Established partnership with Instructure, Inc., a leading software-as-a-service (SaaS) technology company and creator of the Canvas learning management system (LMS), increasing capabilities to improve student outcomes and retention.

“Our first quarter results reflect the typical seasonality of our business, with schools in summer semester throughout the country,” said Max J. Roberts, Chief Executive Officer, Barnes & Noble Education. “The comparable store sales decline is the result of lower student participation in summer classes and the related decline in textbook sales. Our initiatives to expand our product offerings have partially offset this, with general merchandise sales now representing approximately 50% of the total sales for the quarter and growing by 1.6% on a comparable store basis. Looking ahead, we are gearing up for the fall rush period for textbook and general merchandise sales. We are well positioned to broaden and deepen our partnerships with schools to support student success.”

First Quarter 2017 Results
Results for the 13 weeks of fiscal 2017 and fiscal 2016 are as follows:

$ in millions	13 Weeks Selected Data (unaudited)
	Q1 2017	Q1 2016(1)
Total Sales	$239.2	$239.0
Net Loss	$(27.9)	$(26.9)

Non-GAAP(2)
Adjusted EBITDA	$(36.5)	$(35.1)
Adjusted Earnings	$(25.9)	$(26.9)

(1) Financials for first quarter 2016 have been presented on a carve-out basis.

(2) These non-GAAP financial measures have been reconciled in the attached schedules to the most directly comparable GAAP measure as required under SEC rules regarding the use of non-GAAP financial measures.

First quarter sales of $239.2 million increased $0.2 million, or 0.1%, as compared to the prior year period. The Company reported a net loss of $(27.9) million, including restructuring costs of $1.8 million. Adjusted Earnings were $(25.9) million, an increase of $1.0 million from the prior year period.

Comparable store sales decreased 2.8% for the quarter representing approximately $6.2 million in revenue. The decrease is primarily attributable to textbook sales, which were down 6.8%, partially offset by an increase in general merchandise sales of 1.6%.

The Company opened 33 new stores while closing 14 stores, with estimated annual net incremental sales of $86 million, bringing the total stores operated to 770 locations as of July 30, 2016.

During the first quarter ended July 30, 2016, the Company recorded restructuring costs totaling $1.8 million related to the transition of its Yuzu® eTextbook platform to the VitalSource platform, including the reduction in staff and closing of the facilities in Mountain View, California, and Redmond, Washington.

First quarter net loss was $(27.9) million, or $(0.60) per diluted share, compared to net loss of $(26.9) million, or $(0.65) per diluted share, in the prior year period. The current year’s fiscal quarter has 46.3 million diluted shares outstanding, while the prior year period had 41.4 million shares outstanding. The Company reported non-GAAP Adjusted Earnings Loss of $(25.9) million during the quarter, compared with net loss of $(26.9) million in the prior year period.

The Company’s Adjusted EBITDA was $(36.5) million for the quarter, as compared to $(35.1) million in the prior year period, due primarily to lower comparable store sales of $6.2 million.

The current period reflects the dilution resulting from the issuance of additional shares of Barnes & Noble, Inc. common stock in connection with the previously disclosed conversion of Series J preferred shares by Barnes & Noble, Inc. in July 2015, prior to the legal separation from Barnes & Noble, Inc., partially offset by the Company’s share repurchase program announced in December 2015. In the quarter, the Company purchased 676,048 shares for $6.6 million. Since the share repurchase program began, the Company has purchased 2,391,317 shares for $23.2 million.

Outlook
For fiscal year 2017, the Company continues to expect total sales to grow by 2.0% to 4.0%, while comparable store sales are expected to be approximately flat to 2.0% lower than the prior year. The Company expects Adjusted EBITDA to increase by approximately 12%, and capital expenditures are expected to be approximately $50 million.

Conference Call
A conference call with Barnes & Noble Education, Inc. senior management will be webcast at 11:00 a.m. Eastern Time on Thursday, September 8, 2016 and can be accessed at the Barnes & Noble Education, Inc. corporate website at www.bned.com.

Barnes & Noble Education, Inc. expects to report fiscal 2017 second quarter results on or about December 6, 2016.

EXPLANATORY NOTE

On February 26, 2015, Barnes & Noble, Inc. (“Barnes & Noble”) announced plans for the complete legal and structural separation of Barnes & Noble Education, Inc. (the “Company”) from Barnes & Noble (the “Spin-Off”). Under the Separation and Distribution Agreement between Barnes & Noble and the Company, Barnes & Noble distributed all of its equity interest in the Company, consisting of all of the outstanding shares of the Company's Common Stock, to Barnes & Noble’s stockholders on a pro rata basis.

On July 14, 2015, Barnes & Noble approved the final distribution ratio and declared a pro rata dividend of the outstanding shares of the Company's Common Stock, par value $0.01 per share ("Common Stock"), to Barnes & Noble’s existing stockholders. The pro rata dividend was made on August 2, 2015 to the Barnes & Noble stockholders of record (as of July 27, 2015). Each Barnes & Noble stockholder of record received a distribution of 0.632 shares of the Company's Common Stock for each share of Barnes & Noble common stock held on the record date. Following the Spin-Off, Barnes & Noble does not own any equity interest in the Company.

On August 2, 2015, the Company completed the legal separation from Barnes & Noble, at which time the Company began to operate as an independent publicly-traded company. The Company's Common Stock began to trade on a “when-issued” basis on the NYSE under the symbol “BNED WI” beginning on July 23, 2015. On August 3, 2015, when-issued trading of the Company's Common Stock ended, the Company's Common Stock began “regular-way” trading under the symbol “BNED.”

The results of operations for the 13 weeks ended August 1, 2015 reflected in the Company's condensed consolidated financial statements are presented on a stand-alone basis since the Company was still part of Barnes & Noble, Inc. until the consummation of the Spin-Off on August 2, 2015, and the results of operations for the 13 weeks ended July 30, 2016 reflected in the Company's condensed consolidated financial statements are presented on a consolidated basis as the Company became a separate consolidated entity.

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	13 weeks ended
	July 30, 2016	August 1, 2015
Sales:
Product sales and other	$217,736	$218,716
Rental income	21,501	20,267
Total sales	239,237	238,983
Cost of sales:
Product and other cost of sales	177,994	174,909
Rental cost of sales	13,830	12,530
Total cost of sales	191,824	187,439
Gross profit	47,413	51,544
Selling and administrative expenses	85,464	86,684
Depreciation and amortization expense	12,921	13,100
Restructuring costs (a)	1,790	—
Operating loss	(52,762)	(48,240)
Interest expense, net	666	3
Loss before income taxes	(53,428)	(48,243)
Income tax benefit	(25,512)	(21,325)
Net loss	$(27,916)	$(26,918)

Loss per common share:
Basic	$(0.60)	$(0.65)
Diluted	$(0.60)	$(0.65)
Weighted average common shares outstanding:
Basic	46,349	41,426
Diluted	46,349	41,426

(a) For additional information, see Note (a) in the Non-GAAP disclosure information of this Press Release.

Non-GAAP Disclosures: (a)
Adjusted Earnings	$(25,885)	$(26,918)
Adjusted EBITDA	$(36,524)	$(35,140)

(a) For additional information, see the Non-GAAP disclosure information of this Press Release.

	13 weeks ended
	July 30, 2016	August 1, 2015
Percentage of sales:
Sales:
Product sales and other	91.0%	91.5%
Rental income	9.0%	8.5%
Total sales	100.0%	100.0%
Cost of sales:
Product and other cost of sales (a)	81.7%	80.0%
Rental cost of sales (a)	64.3%	61.8%
Total cost of sales	80.2%	78.4%
Gross profit	19.8%	21.6%
Selling and administrative expenses	35.7%	36.3%
Depreciation and amortization expense	5.4%	5.5%
Restructuring costs	0.7%	—%
Operating loss	(22.0)%	(20.2)%
Interest expense, net	0.3%	—%
Loss before income taxes	(22.3)%	(20.2)%
Income tax benefit	(10.7)%	(8.9)%
Net loss	(11.6)%	(11.3)%

(a) Represents the percentage these costs bear to the related sales, instead of total sales.

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except per share data)
 (Unaudited)

	July 30, 2016	August 1, 2015
ASSETS
Current assets:
Cash and cash equivalents	$8,906	$8,887
Receivables, net	38,898	35,461
Merchandise inventories, net	724,329	766,767
Textbook rental inventories	7,527	7,640
Prepaid expenses and other current assets	8,614	7,623
Total current assets	788,274	826,378

Property and equipment, net	107,347	108,783
Intangible assets, net	197,508	195,627
Goodwill	281,337	274,070
Other noncurrent assets	39,003	44,738
Total assets	$1,413,469	$1,449,596
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$560,163	$596,786
Accrued liabilities	41,949	61,647
Total current liabilities	602,112	658,433
Long-term deferred taxes, net	35,636	49,772
Credit Facility borrowings	25,000	—
Other long-term liabilities	74,976	69,555
Total liabilities	737,724	777,760

Commitments and contingencies	—	—

Stockholders' equity:
Parent company investment	—	671,836
Preferred stock, $0.01 par value; authorized, 5,000 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value; authorized, 200,000 shares; issued, 48,655 and 0 shares, respectively; outstanding, 46,086 and 0 shares, respectively	487	—
Accumulated other comprehensive loss	(8)	—
Additional paid-in-capital	701,401	—
Retained earnings	(914)	—
Treasury stock, at cost	(25,221)	—
Total stockholders' equity	675,745	671,836
Total liabilities and stockholders' equity	$1,413,469	$1,449,596

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Non-GAAP Information
(In thousands)
(Unaudited)

Adjusted Earnings	13 weeks ended
	July 30, 2016	August 1, 2015
Net loss	$(27,916)	$(26,918)
Reconciling items, after-tax (below)	2,031	—
Adjusted Earnings (Non-GAAP)	$(25,885)	$(26,918)

Reconciling items, pre-tax
Restructuring costs (a)	$1,790	$—
Transaction costs (b)	1,527	—
Reconciling items, pre-tax	3,317	—
Less: Pro forma income tax impact (c)	1,286	—
Reconciling items, after-tax	$2,031	$—

Adjusted EBITDA	13 weeks ended
	April 30, 2016	May 2, 2015
Net loss	$(27,916)	$(26,918)
Add:
Depreciation and amortization expense	12,921	13,100
Interest expense, net	666	3
Income tax benefit	(25,512)	(21,325)
Restructuring costs (a)	1,790	—
Transaction costs (b)	1,527	—
Adjusted EBITDA (Non-GAAP)	$(36,524)	$(35,140)

(a) In Fiscal 2016, the Company implemented a plan to restructure its digital operations and announced a reduction in staff and closure of the facilities in Mountain View, California, and Redmond, Washington, that support the Yuzu® eTextbook platform. The Company recorded restructuring costs of $8.8 million in Fiscal 2016 comprised of employee-related costs (including severance and retention) and facility exit costs. During the 13 weeks ended July 30, 2016, the Company recorded $1.8 million in additional restructuring costs primarily for employee related costs (including severance and retention). The majority of the restructuring related to employee matters was completed in the first quarter of Fiscal 2017.

(b) Transaction costs are costs incurred for business development and acquisitions, and are included in selling and administrative expenses in the condensed consolidated statement of operations.

(c) The amounts shown represent the projected reduction in income tax expense based on the Company's current combined federal and state aggregate income tax rate.

Use of Non-GAAP Financial Information - Adjusted Earnings and Adjusted EBITDA

To supplement the Company’s condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), in the Press Release attached hereto as Exhibit 99.1, the Company uses the non-GAAP financial measures of Adjusted Earnings (defined as Net Income adjusted for certain reconciling items) and Adjusted EBITDA (defined by the Company as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income).

These non-GAAP financial measures are not intended as substitutes for and should not be considered superior to measures of financial performance prepared in accordance with GAAP. In addition, the Company's use of these non-GAAP financial measures may be different from similarly named measures used by other companies, limiting their usefulness for comparison purposes. These non-GAAP financial measures should not be considered as alternatives to net income as an indicator of the Company's performance or any other measures of performance derived in accordance with GAAP.

The Company's management reviews these Non-GAAP financial measures as internal measures to evaluate the Company's performance and manage the Company's operations. The Company's management believes that these measures are useful performance measures which are used by the Company to facilitate a comparison of on-going operating performance on a consistent basis from period-to-period. The Company's management believes that these Non-GAAP financial measures provide for a more complete understanding of factors and trends affecting the Company's business than measures under GAAP can provide alone, as it excludes certain items that do not reflect the ordinary earnings of its operations. The Company's Board of Directors and management also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance, for evaluating on a quarterly and annual basis actual results against such expectations, and as a measure for performance incentive plans. The Company's management believes that the inclusion of Adjusted EBITDA and Adjusted Earnings results provides investors useful and important information regarding the Company's operating results.

The non-GAAP measures included in the Press Release attached hereto as Exhibit 99.1 has been reconciled to the comparable GAAP measures as required under Securities and Exchange Commission (the “SEC”) rules regarding the use of non-GAAP financial measures. All of the items included in the reconciliations below are either (i) non-cash items or (ii) items that management does not consider in assessing the Company's on-going operating performance. The Company urges investors to carefully review the GAAP financial information included as part of the Company’s Form 10-K dated April 30, 2016 filed with the SEC on June 29, 2016, which includes consolidated financial statements for each of the three years for the period ended April 30, 2016 (Fiscal 2016, Fiscal 2015, and Fiscal 2014).

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Earnings (Loss) Per Share
(In thousands, except per share data)
(Unaudited)

	13 weeks ended
	July 30, 2016	August 1, 2015
Numerator for basic and diluted earnings per share:
Net loss available to common shareholders	$(27,916)	$(26,918)

Denominator for basic and diluted earnings per share:
Basic and diluted weighted average common shares (a) (b)	46,349	41,426

Loss per common share:
Basic	$(0.60)	$(0.65)
Diluted	$(0.60)	$(0.65)

(a) For periods prior to the Spin-Off from Barnes & Noble on August 2, 2015, Basic earnings per share and weighted-average basic shares outstanding are based on the number of shares of Barnes & Noble common stock outstanding as of the end of the period, adjusted for an assumed distribution ratio of 0.632 shares of the Company's Common Stock for every one share of Barnes & Noble common stock held on the record date for the Spin-Off.

(b) For periods prior to the Spin-Off from Barnes & Noble on August 2, 2015, Diluted earnings per share and weighted-average diluted shares outstanding reflect potential common shares from Barnes & Noble equity plans in which the Company's employees participated based on the distribution ratio.

ABOUT BARNES & NOBLE EDUCATION, INC.
Barnes & Noble Education, Inc. (NYSE: BNED), one of the largest contract operators of bookstores on college and university campuses across the United States and a leading provider of digital education services, enhances the academic and social purpose of educational institutions. Through its Barnes & Noble College subsidiary, Barnes & Noble Education serves more than 5 million college students and their faculty through its 770 stores on campuses nationwide, delivering essential educational content and tools within a dynamic retail environment. Through its digital platforms LoudCloud and Yuzu®, Barnes & Noble Education offers an excellent digital reading experience and access to a broad catalog of digital academic relevant titles. Barnes & Noble Education acts as a strategic partner to drive student success; provide value and support to students and faculty; and create loyalty and retention, all while supporting the financial goals of college and university partners.

General information on Barnes & Noble Education, Inc. can be obtained by visiting the Company's corporate website: www.bned.com.

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and information relating to Barnes & Noble Education and its business that are based on the beliefs of the management of Barnes & Noble Education as well as assumptions made by and information currently available to the management of Barnes & Noble Education. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to Barnes & Noble Education or the management of Barnes & Noble Education, identify forward-looking statements. Moreover, Barnes & Noble Education operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for the management of Barnes & Noble Education to predict all risks, nor can Barnes & Noble Education assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Barnes & Noble Education may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Such statements reflect the current views of Barnes & Noble Education with respect to future events, the outcome of which is subject to certain risks, including, among others: general competitive conditions, including actions the Company’s competitors may take to grow their businesses; a decline in college enrollment or decreased funding available for students; decisions by colleges and universities to outsource their bookstore operations or change the operation of their bookstores; the general economic environment and consumer spending patterns; decreased consumer demand for the Company’s products, low growth or declining sales; restructuring of the Company’s digital strategy may not result in the expected growth in the Company’s digital sales and/or profitability; risk that digital sales growth does not exceed the rate of investment spend; the performance of the Company’s online, digital and other initiatives, integration of and deployment of, additional products and services, and further enhancements to Yuzu® and any future higher education digital products, and the inability to achieve the expected cost savings; the Company’s ability to successfully implement the Company’s strategic initiatives including the Company’s ability to identify and execute upon additional acquisitions and strategic investments; technological changes; the Company’s international expansion could result in additional risks; the Company’s ability to attract and retain employees; changes to payment terms, return policies, the discount or margin on products or other terms with the Company’s suppliers; risks associated with data privacy, information security and intellectual property; trends and challenges to the Company’s business and in the locations in which the Company has stores; non-renewal of contracts and higher-than-anticipated store closings; disruptions to the Company’s computer systems, data lines, telephone systems or supply chain, including the loss of suppliers; work stoppages or increases in labor costs; possible increases in shipping rates or interruptions in shipping service, effects of competition; obsolete or excessive inventory; product shortages; changes in law or regulation; the amount of the Company’s indebtedness and ability to comply with covenants applicable to any future debt financing; the Company’s ability to satisfy future capital and liquidity requirements; the Company’s ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms; adverse results from litigation, governmental investigations or tax-related proceedings or audits; changes in accounting standards; challenges to running the Company independently from Barnes & Noble, Inc. following the Spin-Off; the potential adverse impact on the Company’s business resulting from the Spin-Off; and the other risks and uncertainties detailed in the section titled “Risk Factors” in the Barnes & Noble Education Annual Report on Form 10-K for the year ended April 30, 2016 filed with the Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Barnes & Noble Education or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Barnes & Noble Education undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.